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                                                                   EXHIBIT a(27)

                           ING VARIABLE PRODUCTS TRUST

                AMENDED ESTABLISHMENT AND DESIGNATION OF CLASSES

                                 DATED 2-25-04

         The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Trust's Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), hereby amend the Trust to re-designate the Class R shares of each Portfolio of the Trust to Class I shares.

         1. On April 26, 2001, a Certificate of Amendment of Declaration of Trust was filed with the Secretary of the Commonwealth of Massachusetts that designated Class R shares for the following Portfolios of the Trust:

                  ING VP Growth + Value Portfolio
                  ING VP Growth Opportunities Portfolio
                  ING VP MidCap Opportunities Portfolio
                  ING VP SmallCap Opportunities Portfolio
                  ING VP Disciplined LargeCap Portfolio
                  ING VP MagnaCap Portfolio
                  ING VP International Value Portfolio
                  ING VP High Yield Bond Portfolio

         2. The Class R shares of each Portfolio are hereby re-designated as Class I Shares. Such Class I shares to have all the same rights and privileges of the former Class R shares.

         3. Each Portfolio is authorized to invest in cash, securities, instruments and other property as from time to time described in the then current registration statement on Form N-1A (File No. 33-56881) as filed with the United States Securities and Exchange Commission with respect to each Portfolio under the Securities Act of 1933, as amended (the "Registration Statement"). Each share of each Class of the beneficial interests of each Portfolio ("Share") shall be redeemable, shall represent a pro rata beneficial interest in the assets allocated to such Class of Shares of each Portfolio, and shall be entitled to receive its pro rata share of net assets allocable to such Class of Shares of that Portfolio upon liquidation of each Portfolio, all as provided in the Declaration of Trust. The proceeds of sales of Shares of each Portfolio, together with any income and gain thereon, less any dimunition or expenses thereof, shall irrevocably belong to each Portfolio, unless otherwise required by law.

         4. Each Share of beneficial interest of each Portfolio shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of each Portfolio shall

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                  vote together as a Class on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of certain series within the Trust, in which case only the Shareholders of such series shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to each Portfolio if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

         5. The assets and liabilities of the Trust shall be allocated among each Portfolio and each other series within the Trust, as set forth in Sections 5.11 and 5.13 of the Declaration of Trust, except as described below:

                  a. Costs incurred by the Trust on behalf of a Portfolio in connection with the organization and initial registration and public offering of Shares of that Portfolio shall be allocated to that Portfolio.

                  b. The Trustees may from time to time in particular cases make specific allocation of assets or liabilities among the series within the Trust and each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

         6. The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Portfolio or any Class thereof now or hereafter created, or otherwise change the special and relative rights of the Shareholders of each Portfolio or a Class.

The foregoing shall be effective upon the date first written above.

/s/ Paul S. Doherty                          /s/ David W.C. Putnam
---------------------------------            -----------------------------------
Paul S. Doherty, as Trustee                  David W.C. Putnam, as Trustee

                                             /s/ Blaine E. Rieke
---------------------------------            -----------------------------------
J. Michael Earley, as Trustee                Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                    /s/ John G. Turner
---------------------------------            -----------------------------------
R. Barbara Gitenstein, as Trustee            John G. Turner, as Trustee

/s/ Walter H. May                            /s/ Roger B. Vincent
---------------------------------            -----------------------------------
Walter H. May, as Trustee                    Roger B. Vincent, as Trustee

                                     - 2 -

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/s/ Thomas J. McInerney                      /s/ Richard A. Wedemeyer
---------------------------------            -----------------------------------
Thomas J. McInerney,  as Trustee             Richard A. Wedemeyer, as Trustee

/s/ Jock Patton
---------------------------------
Jock Patton, as Trustee

                                      - 3 -